EXHIBIT 4.12
SEVENTH AMENDMENT TO CREDIT AGREEMENT
     THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Seventh Amendment”), dated as of August 12, 2005, is entered into among ELKCORP (formerly known as Elcor Corporation), a Delaware corporation (the “Borrower”), the lenders listed on the signature pages hereof as Lenders (the “Lenders”), BANK ONE, N.A., as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
BACKGROUND
     A. The Borrower, certain of the Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of November 30, 2000, as amended by that certain First Amendment to Credit Agreement, dated as of March 31, 2001, that certain Second Amendment to Credit Agreement, dated as of June 5, 2002, that certain Third Amendment to Credit Agreement, dated as of February 20, 2003, that certain Fourth Amendment to Credit Agreement, dated as of March 7, 2003, that certain Fifth Amendment to Credit Agreement, dated as of December 5, 2003, and that certain Sixth Amendment to Credit Agreement, dated as of May 27, 2005 (said Credit Agreement, as amended, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.
     B. The Borrower has requested certain amendments to the Credit Agreement.
     C. The Lenders, the Documentation Agent, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:
     1. AMENDMENTS.
     (a) The definition of “Permitted Investment” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending clause (h) thereof to read as follows:
     (h) Investments in any Guarantor, including any Person that simultaneously becomes a Guarantor at the time of the initial Investment therein;
     (b) Section 7.01 of the Credit Agreement is hereby amended by (i) deleting “and” after clause (g) thereof, (ii) deleting “.” after clause (h) thereof and inserting “; and” in lieu thereof and (iii) adding a new clause (i) thereto to read as follows:

     (i) Liens (i) securing Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets, provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (ii) encumbering property acquired in a Permitted Investment, provided that (A) such Liens were already in existence prior to the date of such Permitted Investment and were not created in contemplation of or in connection with such Permitted Investment, (B) such Liens do not at any time encumber any property other than property theretofore encumbered by such Liens and (C) the Indebtedness secured thereby (other than interest accruing thereon in accordance with its terms) does not exceed the amount secured on the date of such Permitted Investment; provided further, however, the aggregate principal amount of Indebtedness secured by Liens permitted pursuant to both of clauses (i) and (ii) immediately preceding shall not exceed $25,000,000 at any time.
     (c) Exhibit E to the Credit Agreement, the Compliance Certificate, is hereby amended to be in the form of Exhibit E to this Seventh Amendment.
     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;
     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this Seventh Amendment, (ii) this Seventh Amendment has been duly executed and delivered by the Borrower, and (iii) this Seventh Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this Seventh Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its property is subject; and

     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for the execution, delivery or performance by the Borrower of this Seventh Amendment.
     3. CONDITIONS TO EFFECTIVENESS. This Seventh Amendment shall be effective upon satisfaction or completion of the following:
     (a) the Administrative Agent shall have received counterparts of this Seventh Amendment executed by the Required Lenders;
     (b) the Administrative Agent shall have received counterparts of this Seventh Amendment executed by the Borrower and acknowledged by each Guarantor; and
     (c) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
     4. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon the effectiveness of this Seventh Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
     5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Seventh Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
     6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Seventh Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Seventh Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
     7. EXECUTION IN COUNTERPARTS. This Seventh Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Seventh Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     8. GOVERNING LAW; BINDING EFFECT. This Seventh Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
     9. HEADINGS. Section headings in this Seventh Amendment are included herein for convenience of reference only and shall not constitute a part of this Seventh Amendment for any other purpose.
     10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SEVENTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Seventh Amendment is executed as of the date first set forth above.

ELKCORP

By:

Gregory J. Fisher
Senior Vice President, Chief Financial Officer and Controller

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A., as a Lender and Documentation Agent

By:

Name:

Title:

THE NORTHERN TRUST COMPANY, as a Lender

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

COMPASS BANK, as a Lender

By:

Name:

Title:

HIBERNIA NATIONAL BANK, as a Lender

By:

Name:

Title:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:

Name:

Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

ACKNOWLEDGED AND AGREED TO:
ELK PREMIUM BUILDING PRODUCTS, INC.
          (formerly known as Elk Corporation of Dallas)
ELK CORPORATION OF TEXAS
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA
MIDLAND PATH FORWARD, INC.
          (formerly known as OEL, Ltd.)
CHROMIUM CORPORATION
ELK TECHNOLOGY GROUP, INC.
ELK TECHNOLOGIES, INC.
ELK PERFORMANCE NONWOVEN FABRICS, INC.
ELK COMPOSITE BUILDING PRODUCTS, INC.
LUFKIN PATH FORWARD, INC.

By:

Gregory J. Fisher
Vice President

NELPA, INC.

By:

John Freshwater
Vice President

ELK GROUP, L.P.
(formerly known as Elcor Service Limited Partnership)

By:	ELK GROUP, INC.
(formerly known as Elcor Management Corporation),
Its General Partner

By:

Gregory J. Fisher
Senior Vice President, Chief Financial Officer and Controller
ELK GROUP, INC.
(formerly known as Elcor Management Corporation),
Its General Partner

By:

Gregory J. Fisher
Senior Vice President, Chief Financial Officer and Controller

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: _____________
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of November 30, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ElkCorp (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                             of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
Exhibit E - 1

     [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]
     4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

ELKCORP

By:

Name:

Title:

Exhibit E - 2

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Leverage Ratio – For Determination of Applicable Rate

	A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

		1.	Consolidated Adjusted Net Income for Subject Period:	$

		2.	Consolidated Interest Expense for Subject Period:	$

		3.	Provision for income taxes for Subject Period:	$

		4.	Depreciation expenses and Amortization expenses for intangibles for Subject Period:	$

		5.	Trailing 4 fiscal quarters of Consolidated EBITDA of assets acquired during Subject Period:	$

		6.	Trailing 4 fiscal quarters of Consolidated EBITDA of assets disposed of during Subject Period:	$

		7.	Consolidated EBITDA (lines I.A 1 + 2 + 3 + 4 + 5 + 6):	$

	B.	Consolidated Funded Indebtedness at Statement Date:		$

	C.	Leverage Ratio (Line I.A.7 ÷ Line I.B.):		$

II.	Section 7.01(i) – Maximum Secured Indebtedness.

	A.	Aggregate amount of Indebtedness secured by capital leases and purchase money obligations		$

	B.	Aggregate amount of Indebtedness secured by Liens on property acquired in a Permitted Investment		$

	C.	Aggregate secured Indebtedness (Lines II.A. + II.B.)		$

	D.	Maximum permitted secured Indebtedness			$25,000,000

Exhibit E - 1

	E.	Excess Available for secured Indebtedness (Line II.D. – II.C.)	$

III.	Section 7.05 – Restricted Payments.

	A.	Base:		$15,000,000

	B.	35% of cumulative Consolidated Net Income (100% in case of a deficit) commencing July 1, 2000:	$

	C.	Amounnt received from sale or disposition of Capital Stock acquired in a Treasury Stock Purchase:	$

	D.	Amount Available for Restricted Payments (Lines III.A. + (or minus if a deficit) III.B. + III.C.):	$

	E.	Restricted Payments made during term of Agreement:	$

	F.	Excess Available for Restricted Payments (Line III.D. – III.E.):	$

IV.	Section 7.12(a) – Consolidated Net Worth.

	A.	Actual Consolidated Net Worth at Statement Date:	$

	B.	50% of Consolidated Net Income for each fiscal year ending after June 30, 2001 (no reduction for losses):	$

	C.	100% of increases in Shareholders’ Equity after date of Agreement from issuance and sale of capital stock (including from conversion of debt securities, but excluding treasury stock):	$

	D.	Minimum required Consolidated Net Worth (Lines IV.B + IV.C plus $130,000,000):	$

	E.	Excess (deficient) for covenant compliance (Line IV.A – IV.D):	$

V.	Section 7.13(b) – Fixed Charge Coverage Ratio.

	A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”) (Line I.A.7 above):	$

Exhibit E - 2

B.	Cash Taxes of Borrower and its Subsidiaries for Subject Period:	$

C.	Maintenance Capital Expenditures for Subject Period:	$12,000,000

D.	Consolidated Interest Charges for Subject Period:	$

E.	Principal payments of Indebtedness of the Borrower and its Subsidiaries required to be paid during Subject Period:	$

F.	Fixed Charge Coverage Ratio (Lines V. A. – V.B. – V.C.) ÷ (Lines (V.D. + V.E.):	to 1

G.	Fixed Charge Coverage Ratio for immediately preceding two consecutive fiscal quarters	to 1

	Minimum required:	to 1

Minimum Fixed
Charge Coverage
Ratio
Each fiscal quarter	1.50 to 1

For each fiscal quarter after Fixed Charge Coverage Ratio for the immediately preceding two consecutive fiscal quarters was less than 1.75 to 1	1.75 to 1

VI.	Section 7.13(c) – Capitalization Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date:		$

	B.	Capitalization:

		1.	Consolidated Funded Indebtedness at Statement Date:	$

		2.	Consolidated Net Worth (Line IV.A. above)	$

		3.	Capitalization (Lines VI.B. 1 + 2):	$

	C.	Capitalization Ratio (Line VI.A) ÷ (Line VI.B.3):		_____ to 1

Exhibit E - 3

Maximum allowed:

Maximum
Capitalization
Any fiscal quarter	0.55 to 1

Exhibit E - 4